UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CORNELL COMPANIES, INC.
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Cornell Companies, Inc. AT THE COMPANY: Charles Siegel, Vice President, Public Policy (713) 623-0790

CORNELL COMPANIES, INC. SETS RECORD DATE FOR STOCKHOLDERS ENTITLED TO VOTE ON THE MERGER WITH THE GEO GROUP INC.

Houston, Texas — June 28, 2010 — Cornell Companies, Inc. (NYSE: CRN) (“Cornell”), a private provider of corrections, treatment and educational services outsourced by federal, state and local government agencies, announced today that a record date has been established for a special meeting of stockholders to consider and vote upon a proposal to adopt the previously announced Agreement and Plan of Merger between Cornell, The GEO Group, Inc. (“GEO”) and GEO Acquisition III, Inc., pursuant to which Cornell will become a wholly owned subsidiary of GEO.

Cornell stockholders of record as of the close of business on July 2, 2010, will be entitled to notice of the special meeting and to vote at the special meeting. The meeting date for the special meeting has not yet been determined.  Depending on when Cornell is able to schedule the special meeting, Cornell may have to adjust the record date to ensure that the record date is not more than sixty days prior to the date of the special meeting, as required by Cornell’s by-laws and Delaware law.  The closing of the transaction remains subject to GEO and Cornell stockholder approval, as well as other customary closing conditions. GEO and Cornell expect that the transaction will close in the third quarter of 2010.

About Cornell Companies

Cornell Companies, Inc. (www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. At March 31, 2010, the Company had 68 facilities in 15 states and the District of Columbia and a total service capacity of 21,392.

Important Additional Information About the Transaction

This press release may be deemed to be solicitation material in respect of the proposed merger between GEO and Cornell. The proposed transaction will be submitted to the respective stockholders of GEO and Cornell for their consideration. In connection with the proposed transaction, GEO has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that includes a preliminary joint proxy statement of GEO and Cornell and that also constitutes a prospectus of GEO. The preliminary materials are subject to review by the SEC and a definitive joint proxy statement/prospectus will be filed following such review. The respective stockholders of the companies are urged to read the definitive Joint Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the definitive Joint Proxy Statement/Prospectus, when available, as well as other filings containing information about the Company at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive Joint Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Joint Proxy Statement/Prospectus can be obtained, when available, free of charge, by directing a request to Pablo E. Paez, Director, Corporate Relations, (561) 999-7306, One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida.

Participants in the Solicitation

GEO, Cornell and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GEO’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2010, which was filed with the SEC on February 22, 2010, and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 24, 2010, and information regarding Cornell’s directors and executive officers is available in Cornell’s Annual Report on Form 10-K, for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010 and its Form 10-K/A, which was filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.